EXHIBIT 21--SUBSIDIARIES OF THE REGISTRANT
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                                    State of

Name                                                    Incorporation
----                                                    -------------

First Merchants Bank, National Association................U.S.

Madison Community Bank..................................Indiana

First United Bank.......................................Indiana

The Union County National Bank of Liberty.................U.S.

The Randolph County Bank................................Indiana

First National Bank, National Association.................U.S.

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